This Master Agreement between BBN Corporation d/b/a Genuity Solutions ("we") and the Customer identified below ("you") includes the attached Service Schedules and Service Quotations (collectively "Schedules") together with any additional Schedules mutually agreed in writing in the future.

1. Services. We will provide you the Internetworking services ("Services") specified in the Schedule(s) and Quotations. Our commencement of providing any of the Services shall constitute our acceptance of this Master Agreement.

2. Prices. Prices are stated in the Schedules and are guaranteed for the Term stated in the Schedules. If any of the Services are on a month-to-month basis, we will give you at least thirty (30) days notice of a price change. In addition, you are responsible for applicable taxes, tariffs, telecommunications surcharges or other governmental charges due on account of the Services.

3. Payment. Unless otherwise stated in a Schedule, we will invoice you monthly. You agree to pay within thirty (30) days from receipt of invoice. For overdue invoices, you will pay interest of 1.5% for each month or part of a month (or the maximum allowed by law, whichever is less).

4. Our Responsibility. We are responsible for providing the Services by qualified personnel in a professional manner. WE DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. Your Responsibility. You are responsible for the manner in which you use the Services, including the maintenance and security of your data, computer network and other facilities; your choice of equipment, software and online content; and all other matters related to how you use the Services. Unless expressly permitted by a Schedule or separate reseller agreement with us, you shall not resell Services, or access to Services, directly or indirectly to third parties.

6. Indemnification. We will indemnify you for damages, costs and attorneys fees you incur from any claim that our design of the Services infringes any U.S. patent, copyright, trademark, trade secret or other intellectual property right. You will indemnify us for damages, costs and attorneys fees we incur from any claim arising from your manner of using of the Services, your combination of the Services with other products or services not provided by us, or your modification of the Services. The indemnifying party shall conduct the defense and shall have control of the litigation; the other party shall give prompt notice of claims and shall cooperate in defending against the claim. THE PARTIES DISCLAIM THE IMPLIED WARRANTY OF NON- INFRINGEMENT, RELYING INSTEAD ON THE TERMS OF THIS SECTION.

7. IP Addresses. Upon expiration, cancellation or termination of the Agreement or applicable Schedule, you shall relinquish any IP addresses or address blocks assigned to you by us.

8. Acknowledgment. You agree that we may include your name in listings of our customers.

9. Compliance with Laws. You shall not use or permit your end users to use the Services in ways that violate laws or our acceptable use policy which is published on our web site at http://www.bbn.com/aup/, infringe the rights of others, or interfere with users of our network or other networks. For example, you shall not distribute chain letters or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the Internet; or infringe copyrights, trademarks or other intellectual property rights. You may send e-mail marketing to your customers who have consented to receive such materials; provided, however, that in the event that your marketing campaigns result in abuse complaints to us, you agree to work with us in good faith to eliminate such complaints. You further agree to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the Services.

10. Termination. Either party may terminate or cancel this Agreement if the other fails to cure a material breach of the Agreement within thirty (30) days after receiving written notice of the breach. We reserve the right, but assume no obligation, to suspend performance immediately if you are more than thirty
(30) days overdue in payments or if, in our reasonable judgment, you have violated Section 9. Prior to suspension of performance for violations of Section 9 we shall generally provide you with notification and a forty-eight (48) hour period to cure. If in our reasonable judgment the situation has not been rectified after the forty-eight (48) hour cure period, we will notify you that we consider the situation not having been rectified ("Notice of Dissatisfaction"), and reserve the right to suspend or terminate the services upon the expiration of twenty-four (24) hours from the time you receive the Notice of Dissatisfaction. Notwithstanding the foregoing, we reserve the right to immediately suspend performance without notice if, in our reasonable judgement, the violation of a nature that it warrants immediate action (e.g. if the violation causes serious harm to us or a third party, or interferes with our network, interconnected networks, or end users on such networks). In the event of such suspension we will notify you as soon as practicable.

11. Limitation of Liability. EXCEPT FOR (A) INDEMNIFICATIONS PURSUANT TO SECTION 6, (B) BREACH OF ANY CONFIDENTIALITY OBLIGATIONS STATED IN A SERVICE SCHEDULE, AND (C) BREACHES BY YOU OF LICENSE TERMS APPLICABLE TO GENUITY-PROVIDED SOFTWARE, NEITHER PARTY (NOR ITS SUPPLIERS OR CUSTOMERS) SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE TO DATA ARISING OUT OF THE USE OR INABILITY TO USE SERVICES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Limitation of Damages. OUR AGGREGATE LIABILITY TO YOU RELATING TO OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED
(a) THE TOTAL AMOUNTS PAID BY YOU TO US FOR THE SERVICE IN QUESTION, DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO YOUR CLAIMS OR (b) $600,000, WHICHEVER IS LESS.

13. Miscellaneous. The terms and conditions of this Agreement supersede all previous agreements, proposals or representations related to the Services. Except for assignments to Genuity Solutions affiliates or to any entity that succeeds to the business of Genuity Solutions in connection with a merger or acquisition, neither party may assign this Agreement without the prior written consent of the other party. This Agreement shall be governed by the substantive laws of the Commonwealth of Massachusetts. Any changes to this Agreement, or any additional or different terms in your purchase orders, acknowledgments or other documents, will not be effective unless expressly agreed to in writing by us.

     Please sign below to indicate your acceptance of the terms of this Master Agreement.

Name of Company: MYTURN.COM, INC.          Date:         4-28-00
                 -------------------------       ------------------------------

Signature:   /s/ Mark Bradlee              Name:  Mark Bradlee
          --------------------------------       ------------------------------

Title:    EVP Sales & Bus. Devel.
       -----------------------------------

BBN Corporation d/b/a Genuity Solutions     Date:

Signature: /s/ Dick Faulkner                Name:  Dick Faulkner
         ----------------------------------       -----------------------------

Title: Director
       ------------------------------------






Genuity  Solutions             1 of 1211                                    MA

                            Genuity Service Schedule

This Service Schedule is part of and is governed by the Master Agreement for Internetworking Services ("Master Agreement"). The terms and conditions of the Master Agreement are incorporated herein by reference.

1. Covered Services. We will provide you with the DiaLinx Basic Services and Enhanced Services ("DiaLinx Service") indicated in the applicable Genuity Solutions Service Quotation ("Quotation") which is attached hereto or which we may provide to you in the future for additional DiaLinx Service. The term of the Service Period is one year or longer, as selected by you, and the corresponding fees are described in the Quotation. Our commencement of providing DiaLinx Services to you under the Quotation shall constitute our acceptance of the Agreement in respect of such DiaLinx Service.

2. Service Description. DiaLinx Service provides you with dial-up Internet access service, plus available enhanced services. Further details of the DiaLinx Service are set forth in the applicable Service Description. Service Descriptions are available from your Genuity Solutions sales representative

3. Renewal. We encourage you to contact us by sending an inquiry via email to: renew@genuity.com prior to the expiration of the then- current Service Period to renew the DiaLinx Service for an additional term of one (1) year or greater. If the Service Period expires without being renewed in writing or cancelled, then the Service Period will automatically be renewed for additional Service Periods equal in duration to the initial Service Period. Renewal will be at your existing pricing and Minimum Customer Commitment, unless we provide you with notice of a price increase at least seventy-five (75) days prior to the expiration of the then-current Service Period. Volume commitment ramps apply only to the initial Service Period.

4. Minimum Customer Commitment. You agree to the Minimum Customer Commitment(s) for each period as set forth in the Quotation. You agree that you are obligated to pay the greater of your actual usage or the Minimum Customer Commitment for the corresponding commitment period (e.g. monthly). In the event that you terminate your use of the DiaLinx Service, the Minimum Customer Commitment(s) due for the remaining term will be accelerated to be immediately due in full.

5. Third Party Access. Subject to the terms and conditions of this Service Schedule, you have the non-exclusive right to authorize access to DiaLinx Services to your employees and/or to any third party (including the right to sell such DiaLinx Service). You agree that if you offer DiaLinx Service other than to your bona fide employees, you will do so only pursuant to a binding agreement incorporating terms substantially similar to those stated in Section 18 (Mandatory Flow-down Terms) of this Service Schedule.

6. Responsibility for End Users. You agree to be responsible for all billing and collection from end users and that you will pay us on a timely basis, regardless of whether you collect payment from end users. You agree to be responsible for all communications to and business relations with end users. Unless you have purchased optional help desk services from us, you shall be responsible for providing all technical support related to DiaLinx Service access for end users, including but not limited to responding to inquiries and questions, hot-line support, problem resolution, providing system configuration, installation and support, as applicable and other such services and shall maintain an organization which is highly trained and qualified to provide such support. You are responsible for authenticating and authorizing access by your end users to DiaLinx Service. Unless you have purchased optional RADIUS hosting services from us, you shall install, operate, and maintain a dedicated RADIUS server meeting the RADIUS specifications published in Internet RFC 2138 and 2139 and all published derivative RFC's. Our RADIUS server will prompt each end user for the end user's identification and password, and poll your RADIUS server for access information. Unless otherwise provided for in the Quotation, we will support up to a maximum of five (5) authentication realms (e.g. companyname.com).

7. Equipment and Telephone Service. You are solely responsible for obtaining and providing the telephone services and user modems necessary to access DiaLinx Service. In no event will we be responsible for end user telephone charges.

8. Network Access Availability. ACCESS TO THE DIALINX NETWORK CANNOT BE GUARANTEED TO YOU OR YOUR END USERS. END USERS MAY BE UNABLE TO ACCESS THE DIALINX SERVICE AT ANY GIVEN TIME, AND DISCONNECTIONS MAY OCCUR FROM TIME TO TIME. YOU AGREE THAT WE WILL NOT BE LIABLE FOR ANY DAMAGES THAT YOU OR YOUR END USERS MAY INCUR ARISING OUT OF THE USE OR INABILITY TO USE THE DIALINX SERVICE. THIS DISCLAIMER IS IN ADDITION TO, NOT INSTEAD OF, THE DISCLAIMER, LIMITATION OF LIABILITY AND LIMITATION OF DAMAGES CONTAINED IN THE MASTER AGREEMENT.

9. Regulatory  Changes.  We shall flow through to you any local exchange carrier
(LEC) price changes (a) that are attributable to changes in Federal or state regulation, or (b) for Federally regulated services, that are treated as exogenous regulatory cost changes by the Federal Communications Commission (the "FCC") under its price caps regulations as defined in the FCC Rules, 47 C.F.R.
Section 61.45. For purposes of this paragraph, price changes attributable to changes in regulation include, but are not necessarily limited to, price changes reflecting total or partial elimination of any enhanced services provider exemption from payment of interexchange access charges or any regulatory decision which results in application of multiple Subscriber Line Charges to ISDN Primary Rate interface circuits or channelized T1 circuits.

10. Compliance with Laws and Content Responsibility. You shall not use or permit the DiaLinx Service to be used (a) in violation of any applicable export laws (including without limitation any U.S. export laws); (b) in violation of any applicable national, state, or local laws or regulations, including without limitation any laws governing the import of the DiaLinx Service, or governing the content which may be available via the DiaLinx Service; (c) in violation of our acceptable use policy which is published on our web site at http://www.bbn.com/aup/; or (d) in ways that infringe the rights of others, or interfere with other users of our network or other networks. For example, you shall not distribute chain letter or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the Internet; or infringe copyrights, trademarks or other intellectual property rights. You may send e-mail marketing to your customers who have consented to receive such materials; provided, however, that in the event that your marketing campaigns result in abuse complaints to us, you agree to work with us in good faith to eliminate such complaints. We reserve the right to suspend or terminate the DiaLinx Service (or any portion thereof) without notice in the event that we believe that your use (or any of your end user's use) of the DiaLinx Service may be in violation of this section. Prior to suspension of performance for violations of this section we shall generally provide you with notification and a forty-eight (48) hour period to cure. If in our reasonable judgment the situation has not been rectified after the forty-eight (48) hour cure period, we will notify you that we consider the situation not having been rectified ("Notice of Dissatisfaction"), and reserve the right to suspend or terminate the services upon the expiration of twenty-four (24) hours from the time you receive the Notice of Dissatisfaction. Notwithstanding the foregoing, we reserve the right to immediately

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 suspend  performance  without  notice  if,  in our  reasonable  judgement,  the violation of a nature that it warrants immediate action (e.g. if the violation causes serious harm to us or a third party, or interferes with our network, interconnected networks, or end users on such networks). In the event of such suspension we will notify you as soon as practicable. We reserve the right to prohibit incidences of unacceptable use of e-mail (as defined in this section) by restricting all outbound IP data packets using port 25 to a single IP address equating to an SMTP mail relay/post office controlled by you. You acknowledge that we have no control over or liability for the actions of local jurisdictions, which may restrict or block the DiaLinx Service.

11. Century Compliance Limited Warranty. Genuity Solutions warrants that the Warranted Services will be Century Compliant, pursuant to the terms of the Century compliance Limited Warranty which is available on our Web Site, http: www.genuity.com/centurycompliance/limitedwarranty.htm. THIS CENTURY COMPLIANCE LIMITED WARRANTY AND/OR REMEDIES DESCRIBED IN THE CENTURY COMPLIANCE LIMITED WARRANTY FOR THE WARRANTED SERVICES PROVIDES GENUITY SOLUTIONS' ENTIRE WARRANTY AND OBLIGATION TO CUSTOMER RELATING TO CENTURY COMPLIANCE, AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR CENTURY COMPLIANCE RELATED CLAIMS.

12. Currency and Taxes. All payments shall be in U.S. Dollars. You are responsible for the payment of all taxes (including without limitation applicable VAT or withholding taxes but excluding taxes based solely on our net income), import duties, or other applicable telecommunications or regulatory fees (collectively, "Taxes"). You shall not deduct any such Taxes from the amounts owed to us. In the event you are required to withhold Taxes from any payment due to us, then the amount of such payment shall be automatically increased to totally offset such Taxes, so that the amount actually remitted to us, net of all Taxes, equals the amount invoiced or otherwise due.

13. Disputes. Any dispute arising out of or in connection with the DiaLinx Service in a country other than the United States, shall be referred to and finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce then in force; provided, however, that either party may, at its sole discretion, seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect its proprietary or confidential information. The language used in the arbitral proceedings, and the governing language of this agreement, shall be English. Unless otherwise mutually agreed upon in writing by the parties, the site of the arbitration shall be Boston, Massachusetts, U.S.A. Judgment upon the award of the arbitration may be entered in any court having jurisdiction thereof.

14. Governing Law. The governing law in any dispute shall b the substantive law of the Commonwealth of Massachusetts, U.S.A. without regard to conflicts of law. The parties expressly agree that the U.N. Convention on Contracts for the International Sale of Goods shall not apply to the Agreement.

15. Local Access Numbers. We expect the DiaLinx network to change over time in order to meet the needs of our customers. We reserve the right to add to, delete or change the dial-in access numbers associated with a specified service category from time to time. You will be notified of changes to the DiaLinx network or access numbers via periodic e-mail updates. We may periodically add additional dial up access service categories as the DiaLinx network evolves. These additional services and respective prices will be made available on an on-going basis, via e-mail updates notifying you of the additional service. Use of such additional services by you or your end users will be deemed your acceptance of the updated service and pricing. For a current list of services, pricing, and dial up access numbers associated with each service, please consult our Web page as listed in your DiaLinx Service Description or contact your Genuity Solutions representative.

16. Credit Policy. Our acceptance of the pricing and commitments set forth in the Quotation is subject to Genuity Solutions current credit approval policy. We reserve the right to modify the terms of the Quotation, require additional assurances, or reject the Quotation following credit review if terms satisfactory to both parties cannot be agreed upon.

17. Force Majeure. If the performance of any obligation hereunder is interfered with by reason of any circumstances beyond Genuity Solutions' reasonable control, including but not limited to acts of God, labor strikes and other labor disturbances, power surges or failures, or shall be excused from such performance to the extent necessary, provided that Genuity Solutions shall use reasonable efforts to remove such causes of nonperformance.

18. Mandatory Flow-down Terms. You agree to include terms substantially similar to the following minimum terms in legally binding agreements with end users who are not your bona fide employees. For the purpose of this section, "Network Services Supplier" shall mean us, "Company" shall mean you, "User" shall mean the non-employee end user, and "Network" shall mean the dial- up network operated and maintained by us; and "Services" shall mean the DiaLinx Service:

          No Right of Resale. User may not resell or redistribute any Services.

          ContentResponsibility. User understands that neither Company nor its Network Services Supplier is responsible for the content of the transmissions which may pass through the Network. User agrees that it will NOT use the Services in ways that violate laws, infringe the rights of others, or interfere with the users, services, or equipment of other networks. For example, you shall not distribute unsolicited advertising, chain letters, or commercial electronic mail ("spamming"); propagate computer worms or viruses; attempt to gain unauthorized entry to other computers, data or networks; distribute child pornography, obscenity, or defamatory material over the Internet; or infringe copyrights, trademarks, or other intellectual property rights.

          Warranty and Liability Limitations. COMPANY DOES NOT WARRANT THAT THE SERVICES WILL BE AVAILABLE ON A SPECIFIED DATE OR TIME OR THAT THE NETWORK WILL HAVE THE CAPACITY TO MEET THE DEMAND OF END USERS DURING SPECIFIC HOURS. USER MAY BE UNABLE TO ACCESS THE NETWORK AT ANY TIME, AND DISCONNECTION FROM THE NETWORK MAY OCCUR FROM TIME TO TIME. NEITHER COMPANY NOR ITS NETWORK SERVICES SUPPLIER WILL BE LIABLE FOR UNAUTHORIZED ACCESS TO COMPANY'S OR USER'S TRANSMISSION FACILITIES OR PREMISES EQUIPMENT OR FOR UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT OR DESTRUCTION OF USER'S DATA FILES, PROGRAMS, PROCEDURES OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES, OR ANY OTHER METHOD, REGARDLESS OF WHETHER SUCH DAMAGE OCCURS AS A RESULT OF COMPANY'S OR ITS NETWORK SERVICE SUPPLIER'S NEGLIGENCE.IN NO EVENT WILL COMPANY OR ITS NETWORK SERVICES SUPPLIERS BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF DATA, LOSS OF REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF OR INABILITY TO USE SERVICES OR PRODUCTS PROVIDED HEREUNDER.

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                 Please sign below to indicate  your  acceptance of the terms of this Service Schedule.

         Name of Company:   MYTURN.COM, INC.

         Signature:  /s/ Mark Bradlee

         Name:  MARK BRADLEE

         Title:  EVP Sales & Bus. Devel.

         Date:   4-28-00

         BBN Corporation d/b/a Genuity Solutions

         Signature:  /s/ Dick Faulker

         Name:  Dick Faulkner

         Title:  Director

         Date:  5-15-00

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